                                                                   EXHIBIT 10(b)



                         COMPREHENSIVE SUPPLY AGREEMENT

                  NAVISTAR INTERNATIONAL TRANSPORTATION CORP.
                                      AND
                           CORE MATERIALS CORPORATION

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

 1. LENGTH OF AGREEMENT

    This Agreement between NAVISTAR INTERNATIONAL TRANSPORTATION CORP. ("Buyer") and CORE MATERIALS CORPORATION ("Seller") will be for an initial term of five (5) years commencing January 1, 1997 and terminating December 31, 2001 unless otherwise terminated as provided herein. This Agreement is intended to be a rolling five (5) year Agreement where an extension to the fifth year is negotiated annually.


 2. PRODUCTS

    A. During the term of this Agreement, provided Seller meets conditions in Article 8, Buyer shall purchase from Seller, and Seller shall sell to Buyer, one hundred percent (100%) of Buyer's original equipment and service requirements for Fiberglass Reinforced Parts using the Sheet Molding Compound (SMC) process as they presently exist and are detailed in the written specifications, drawings, design and style of Buyer, attached hereto as Exhibit A (at their specified prices), or as they may be hereafter improved or modified if such improvements and modifications are approved by Buyer in writing.

    B. The Buyer agrees to pay the prices as listed in Exhibit A to this Agreement as those prices may be amended by other terms in this Agreement.

    C. During the term of this Agreement, Seller shall not manufacture or sell the Products covered by this Agreement and developed exclusively for Buyer to any other party other than Buyer, unless authorized in writing by Buyer.


 3. PAYMENT TERMS

    Payment terms shall be [ * ] from date of invoice.

__________________________________

[ * ]  =  CONFIDENTIAL TREATMENT HAS BEEN GRANTED

 4. FREIGHT

    A. Seller agrees to use only freight carriers specified in writing by Buyer.

    B. Terms of delivery for all Products sold herein shall be f.o.b. Seller's plant.

5. QUALITY

   A. Seller agrees to maintain an acceptable quality system as defined by Buyer's corporate requirements published under the title "Navistar Quality Requirements", document number GF-333 (NQR). NQR is comprised of two parts: QS-9000, the automotive and truck manufacturers' quality system requirements, and NSR, Navistar-specific requirements. The Seller agrees to be QS-9000 registered by January l, 1998.

   B. Part Certification: Seller further agrees to participate in Buyer's product certification program as stated in Buyer's Product Certification Manual, GF-604L.

   C. Seller shall provide Product to Buyer which can be applied with paint without defects or requiring further processing or repair by Buyer. The defects may include dirt, porosity, primer finish defects, molding mars, packaging, and other defects similar to the foregoing. In the event Buyer must repair or further process Product for painting, Seller will reimburse Buyer at a labor rate of [ * ] per hour.


6. PACKAGING

   A. 1. Seller shall deliver all Products in packaging that complies with Buyer's packaging specifications (D13, Rev. 7/94) and other special packaging requirements consistent therewith, and with previous Agreements between Buyer and Seller. Buyer is responsible for conveying Product packaging specifications to Seller.

      2. Interpretation of packaging specifications and determination of market competitive packaging costs will be coordinated between Buyer and Seller.

   B. RETURNABLE CONTAINERS: If returnable containers are required by Buyer, container and transportation costs therefor will be negotiated in good faith between Buyer and Seller.


__________________________________

[ * ]  =  CONFIDENTIAL TREATMENT HAS BEEN GRANTED

 7. SERVICE PARTS AVAILABILITY

    A. Service parts for the Products covered within this Agreement will be furnished and combined with production orders. If Buyer ceases production of any product incorporating a Product covered within this Agreement, Seller shall continue to maintain tools and supply Buyer with the Products necessary to satisfy Buyer's past model service and replacement requirements for Buyer's product for a period of at least ten (10) years, and at prices to be reasonably agreed to between the parties hereto.


    B. In addition, upon termination or expiration of this Agreement, Buyer shall have the opportunity for a one-time buy of Products by Buyer to fulfill such service and replacement requirements. Buyer and Seller shall negotiate in good faith with respect thereto.


 8. TOOLING

    A. All tooling jigs, fixtures and associated manufacturing equipment necessary for the successful production and test of the Products for which Buyer pays Seller in full will remain the exclusive property of Buyer and Seller assumes all liability for any loss, damage or shortage except as caused by Buyer and/or for Seller's failure to return such property, including equipment, to Buyer upon request. Seller shall promptly notify Buyer of any such loss, damage or shortage. Such tooling items must be identified and labeled as "Owned by Navistar". Furthermore, all tooling owned by Buyer shall be used exclusively for the manufacture of Products for Buyer. Seller will perform normal on-going maintenance, at Seller's expense, in said tooling, jigs, fixtures and associated equipment for the duration of this Agreement. Buyer further agrees that the costs of replacement of said tooling, jigs and fixtures and associated equipment caused by normal use and age of these items will be the responsibility of the Buyer. In addition, Buyer agrees that all major tool refurbishment inclusive of, but not limited to, re-shear, resurface, re-chrome and rebuild that is a result of volume and/or part configuration related tool wear will be funded and paid for by the Buyer.

    B. Tooling developed by Seller for the production of the Products will conform to Buyer's product development guidelines. It is expected that Seller will exercise due care and judgment in the design, specification and building, or supervision of building, of all tooling in such a way to maximize production efficiency and minimize cost. Seller shall submit all tools to Buyer for inspection and review by Buyer as defined by AIAG Publication, Production Part Approval Process, prior to Buyer making payment for the same. Buyer may, at its option, see detailed tooling documents, invoices and/or tooling order prior to issuing its approval for payment of tooling. Tooling costs may be shared with Seller or amortized as mutually agreed upon by both parties in writing. If Seller pays for tooling and amortizes cost to Buyer, upon completion of amortization Buyer shall have the option to purchase all such tooling from Seller for the price of one dollar ($1.00).

 9. NAFTA

    Seller will provide annually to Navistar, by the requested due date, an accurate and complete North American Free Trade Agreement (NAFTA) Certificate of Origin. The NAFTA Certificate of Origin must be completed in accordance with regulations published by the U.S. Department of the Treasury in the Federal Register on December 30, 1993, pages 69460 through 69565, and any amendments thereto and in accordance with instructions issued annually to the Supplier by Navistar.]


10. NEW BUSINESS

    A. EXISTING BUSINESS: Buyer shall place additional production business of Buyer with Seller if, in Buyer's opinion, Seller is competitive in price, performance, delivery, reliability, technology or quality with other manufacturers of any such products.

    B. NEW PRODUCT DEVELOPMENT: Both Buyer and Seller shall work together to develop designs and processes at target costs that establish the lowest possible cost of any new products. Seller agrees to provide all price/cost submissions with full cost disclosure throughout the iterative design process. Nothing in this Article shall be construed as an obligation on the part of Buyer to develop or purchase any products other than those Products covered by this Agreement.


11.    ENGINEERING/TECHNICAL SUPPORT

       Seller will provide at no additional cost to Buyer such design and design qualification assistance, manufacturing assistance, technical and field support as may be reasonably required by Buyer.


12.    WARRANTY

       Seller agrees to warrant its Product for Buyer's heavy duty, medium duty and school bus chassis which prove to be defective in material and/or workmanship of Seller's Product up to twelve (12) months from new vehicle delivery date to user, or 100,000 miles to the extent set forth in Article 13.

13. REIMBURSEMENT FOR WARRANTY CLAIMS

    Reimbursement for warranty claims costs pursuant to this Article shall include one-hundred percent (100%) of the sum of: (1) material costs at Seller's OEM selling price (Seller to Buyer); (2) Buyer's dealer cost (Buyer to dealer) times [ * ] percent ([ * ]%); and (3) dealer's normal labor charge at the approved rate and time standards approved by Buyer.


14. RIGHTS AND DUTIES

    The rights and duties under this Agreement may be assigned by either party, either in whole or in part, only with the prior written consent of the other party, which will not be unreasonably withheld.


15. ELECTRONIC DATA INTERCHANGE (EDI) - SCHEDULES AND FORECASTS

    A. Seller agrees to arrange to be in a position to communicate and receive all current and future EDI transactions deemed necessary by Buyer within twelve months of a consummated transaction.

    B. The parties contemplate that Buyer will communicate production/service schedules and releases to Seller, and Seller shall confirm the same to Buyer as soon as practicable via electronic data interchange (EDI). EDI is the electronic exchange of routine business transactions (purchase orders, material releases, shipping authorizations, shipment notifications, etc.). On not less than a monthly basis, Buyer shall issue to Seller a set of communications via EDI. The EDI communications, among other things, shall define Buyer's requirements for production/service material as hereinafter provided.

    C. Buyer's Scheduling and Release program will provide weekly regeneration of production requirements netted against current available inventory. The requirements horizon will be six (6) months, and will contain both customer orders and production forecasts. Furthermore, the six (6) month schedule horizon will contain current production requirements consisting of twenty (20) daily buckets, eight (8) weekly buckets, one
       (1) balance-of-the-month bucket, and three (3) monthly buckets of production requirements. Buyer's liability for materials shall be limited to the requirements shown in the most current six (6) week schedule/release, which shall represent a firm commitment for Products, except as the parties otherwise agree in writing from time to time with regard to specific components which the parties acknowledge require additional lead time, and for which parts Buyer shall provide Seller with additional lead time in excess of such

__________________________________

[ * ] = CONFIDENTIAL TREATMENT HAS BEEN GRANTED six (6) week firm schedule/release. The parties contemplate that the regenerated schedules will be transmitted weekly via the EDI 830 transaction set. In addition, the parties further contemplate that the requirements displayed in each new weekly schedule should match very closely to the daily requirements which will be transmitted via the EDI 862 Shipment Authorization. These schedules will be transmitted weekly unless an interim schedule change is required and agreed to in writing by the parties. Seller shall make arrangements to check its EDI mailbox on a daily basis.


    D. Additional EDI transactions that will be transmitted weekly, or as required, shall include the EDI 856 Shipment Notification and EDI 997 Functional Acknowledgment.

16. VOLUMES

    Seller and Buyer agree that volumes are based on past usage and projected market forecasts. No minimum quantities of annual production of Products or minimum purchase quantities are implied herein, and no penalties shall be imposed on Buyer for volumes of Products actually ordered by Buyer below those quantities forecasted.


17. INDEMNIFICATION

    Seller indemnifies and holds harmless Buyer and its officers, directors and affiliates from any and all damages, costs and expenses incurred as a result of a claim by any third party regarding any harm, damage or loss incurred (or alleged to have incurred) as a direct result of any defect in the materials or workmanship of Seller's Products. Buyer indemnifies and holds harmless Seller and its officers, directors and affiliates from any and all damages, costs and expenses incurred as a result of a claim by any third party regarding any harm, damage, loss or expense incurred (or alleged to have incurred) as a result of Buyer's installation of Seller's Products other than as a direct result of any defect in the materials or workmanship of Seller's Products. If a claim is asserted against Buyer and Seller, Buyer and Seller shall reasonably cooperate in notifying the indemnifying party and shall permit the indemnifying party to conduct the defense of such claims at its option.


18. COMPETITIVE CLAUSE

    In the spirit set forth in the recitals of this Agreement, the parties recognize that continuing to be competitive in price, performance, delivery, reliability, quality and technology is essential for this long-term association to exist. If Buyer reasonably demonstrates to Seller that the particular Product part number is not a competitive value in price, performance, delivery, reliability, technology and quality with other equivalent products of equivalent values, production, usage or availability in the world, then Seller agrees to provide an action plan and timetable within sixty (60) days of such demonstration to cure the deficiency. If the plan fails to cure the deficiency within the agreed upon timetable, then Buyer may at its option withdraw the non-competitive Product(s) from this Agreement and serve notice to terminate the obligations of the parties under this Agreement with respect thereto, effective upon the date specified by Buyer in such notice. Buyer agrees that prior to exercising its option, it will consider, in good faith, any proposal by Seller to correct the deficiency.



19. REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER

    A. Seller acknowledges that Buyer requires on-time delivery in order to operate its plants. The parties further acknowledge that the precise amount of damages which Buyer would sustain in the event Seller were to fail to make timely or conforming deliveries of Products would be difficult to determine. Therefore, the parties agree that Seller shall be responsible for consequential or incidental damages for the correction of products assembled out of sequence, as a result of delivery delays by Seller that are not due to circumstances beyond its control, such as weather, transportation system failures or other acts of God, or for the correction of products with quality problems by making a payment of $66 per manhour required to correct such problems. Any costs Buyer incurs in connection with Buyer's assembly line down time caused by failure of Seller to deliver on schedule, for reasons not beyond its control but only to the extent that Buyer is not covered by business interruption insurance, will be charged at a rate of $700 per minute. Seller will advise Buyer immediately in writing of any apparent imminent problem and the parties will mutually use their best efforts to avoid any actual assembly line down time. Seller shall not be responsible for the above damages if such out-of-order (late) delivery or non-delivery results from a cause beyond Seller's reasonable control without fault or negligence, provided that Seller has immediately informed Buyer in writing of the problem. It is expressly understood that a failure by Seller to perform resulting from a strike, lockout or labor difficulty of Seller shall not be excused, and Seller shall be responsible for the above damages, except if Seller complies with
       Article 19-B below.

    B. Seller shall promptly notify Buyer in writing of any anticipated labor dispute or labor shortage or any other labor performance interruption, and Seller shall arrange for advance deliveries or warehousing, at Buyer's option and at locations acceptable to Buyer, of a one month supply of Products, which Products shall be limited to those contained in the most current six week Scheduling Release (as described in Paragraph 15-C herein) or other quantity mutually agreed upon.

20. PRICING

    A. Effective with shipments on January 1, 1998, all Product on contract will reflect a minimum [ * ] [ * ] percent ([ * ]%) decrease on the non-raw material cost components. Furthermore, an additional minimum [ * ] percent ([ * ]%) price reduction on the non-raw material cost components will become effective on January 1 of each succeeding year for the duration of this Agreement.

    B. Seller is required to provide to Buyer audited financial statements, including income statements, balance sheets and cash flow, on an annual basis.


21. MATERIAL, LABOR AND OVERHEAD

    Labor and overhead costs will be firm, and only raw material adjustments will be made for the duration of this Agreement. Price adjustments for raw materials will be based on actual transaction prices and must be verified by actual sub-supplier invoices.

    Documentation must be furnished by Seller in writing to Buyer to establish the starting base for future requested price adjustments. Seller will absorb [ * ] of any raw material price adjustment (increase or decrease). Buyer reserves the right to negotiate and/or purchase raw material from other sources for Seller that Buyer proves to be at a lower total cost. Material price adjustments will be subject to annual reviews. If a price adjustment is granted by Buyer, then a new price base for raw material will be established.


22. PRODUCT IMPROVEMENTS/COST REDUCTION

    Seller and Buyer are committed to an active Product cost reduction program. Any Buyer-initiated cost savings resulting from Product improvements and/or design changes shall be credited [ * ] percent ([ * ]%) to Buyer. Mutually developed cost savings resulting from Product/process improvements and/or design changes shall be shared [ * ] with Buyer. Cost savings developed solely by Seller shall not affect contract prices.


23. CONFIDENTIAL INFORMATION

    A. During the term of this Agreement, each party may disclose to the other certain confidential information relating to the Product(s), the application of the Product(s) by Buyer, and business information and marketing plans of either party. Any such information that is marked or otherwise clearly identified at the time of disclosure as confidential" or "proprietary" shall be considered as Confidential Information for purposes of this Agreement, provided that, if the information is


__________________________________

[ * ] = CONFIDENTIAL TREATMENT HAS BEEN GRANTED disclosed orally, a writing identified as "confidential" or "proprietary" and summarizing the Confidential Information will be provided within thirty (30) days after disclosure. During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement, the receiving party will use its best efforts to prevent its disclosure of such Confidential Information for any purpose other than to effectuate the provisions of this Agreement. "Best efforts" with respect to any Confidential Information means at least that degree of care normally used by the receiving party to prevent disclosure to others of its own confidential information of similar importance, but in no case less than a reasonable degree of care. Notwithstanding the foregoing, Seller and Buyer agree that Confidential Information shall not include any information which: (a) is or becomes publicly known through no wrongful act on the receiving party's part; or (b) is, at the time of disclosure under this Agreement, already known to the receiving party without restriction on disclosure; or (c) is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party's possession without any obligation restricting disclosure; or (d) is independently developed by the receiving party without reference to or use of the Confidential Information; or (e) is disclosed pursuant to an order or requirement of any governmental or judicial authority, after prior notice to the disclosing party respecting such order, and affording the disclosing party reasonable cooperation respecting any objections by the disclosing party to the request for disclosure, including a reasonable opportunity for the disclosing party to obtain a protective order in respect of the Confidential Information at the expense of the disclosing party.

    B. Upon request of the disclosing party at any time, the recipient agrees to return to the disclosing party or destroy all materials in its possession or control which contain Confidential Information of the disclosing party, including, without limitations, documents, drawings, CAD drawings, computer media, models, prototypes, sketches, designs, and lists furnished by the disclosing party or accessed by the recipient, including copies thereof made by the recipient, and to delete from its computers any software, data files, or CAD files containing Confidential Information furnished by the disclosing party. If materials are destroyed, an officer of the recipient shall identify such materials to the disclosing party and certify that their destruction has been completed. Notwithstanding the foregoing, each party shall be entitled to maintain one archival copy of the Confidential Information within its Law Department or at the office of its General Counsel, such archival copy to be used solely in connection with resolving claims or disputes between the parties relating to this Agreement.

    C. This Article 23, Confidential Information, shall survive the termination or expiration of this Agreement.

24. PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY

    Seller agrees to defend, at its expense, any claim or suit against Buyer or Buyer's customers, based on an assertion or claim that a Product(s) furnished by Seller to Buyer hereunder or the use or sale by Buyer or its customers in the manner contemplated by this Agreement infringes any patent, or copyright or is a wrongful use of third-party trade secret or proprietary information, and further agrees to indemnify and hold Buyer harmless from any cost and expenses, including attorneys' fees, settlements associated with said claim or suit, or any damages, including attorneys' fees or costs, finally awarded in any such suit, provided that Seller is notified promptly in writing of the suit or claim and, at Seller's request and expense, is given control of the defense to such claim or suit and all reasonable assistance for the defense of same. If the use or sale of a Product(s) furnished hereunder is enjoined as a result of such suit, Seller, at its option and at no expense to Buyer, shall obtain for Buyer and its customers the right to use and sell the Product(s) or shall substitute an equivalent Product(s) acceptable to Buyer and extend this indemnity thereto. This indemnity does not extend to any claim or suit based on any infringement of any patent by the combination of Product(s) furnished by Seller with other components added thereto by Buyer, except when the Product(s) is a material part of the invention of an asserted patent and the components furnished by Buyer to complete the claimed combination, such as an engine, sensor, or vehicle frame, are not novel. This indemnity does not extend to any infringement or alleged infringement arising solely out of Seller's compliance with Buyer-required specifications, designs, or instructions that (i) are created solely by Buyer and (ii) are thereafter furnished to Seller in writing.


25. TERMINATION

    Any termination or expiration of all or part of this Agreement shall not relieve either party of obligations incurred pursuant to and during the terms of this Agreement, including but not limited to the warranty provisions set forth in Article 12 hereof, the indemnification provisions set forth in Article 17 hereof, and the "Confidential Information" provisions set forth in Article 23 hereof.

    A. TERMINATION FOR DEFAULT: At any time during the term of this Agreement should either party default in performing any of its material obligations hereunder, the other party may give written notice of default giving the full details thereof. If the defaulting party fails within thirty (30) days of the receipt of written notice of default to cure the default, then the non- defaulting party shall have the right to terminate this Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, the non-defaulting party shall have the right to terminate this Agreement in its entirety. The non-defaulting party shall give the other party thirty (30) days written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

    B. TERMINATION FOR INSOLVENCY: If either party is adjudicated as bankrupt or files a voluntary petition in bankruptcy, then, in accordance with applicable law, the other party shall have the right to terminate this Agreement by giving such financially distressed party thirty (30) days written notice from the determination of the bankruptcy to cure the bankruptcy, whereupon this Agreement shall automatically terminate.

    C. TERMINATION FOR INADEQUATE QUALITY: Buyer may terminate this Agreement with regard to Products if adequate quality is not maintained in accordance with the terms of Article 5 hereof.

    D. TERMINATION FOR FAILURE TO REMAIN COMPETITIVE: Buyer may terminate this Agreement with regard to non-competitive Product in accordance with the terms of Article 18 hereof.

    E. If Force Majeure delays delivery of Products past 15 days, Buyer may terminate this Agreement in whole or in part without penalty upon written notice to Seller.


26. OTHER CONDITIONS

    This Agreement will also include the terms and conditions as outlined on Buyer's contract boilerplate.

27. GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


NAVISTAR INTERNATIONAL
TRANSPORTATION CORP.                  CORE MATERIALS CORPORATION

By: /s/ Thomas M. Hough               By: /s/ Richard R. Conte
    ---------------------                 ----------------------
Name:  Thomas M. Hough                Name: Richard R. Conte
Title: Vice President and             Title: President
Treasurer

December 31, 1996                     December 31, 1996
-------------------------             -------------------------
Date                                  Date

                          COLUMBUS PLASTICS OPERATION

                            CURRENT CONTRACT PRICES

                                                                                                                 PACKAGING
                                                                                                    ----------------------------
                                                                                                    1996*                  1996*
                                                                                                    SALES                  SALES
LINE                                                                           1995*      1996*     PRICE                  PRICE
NO.    CUSTOMER    DESCRIPTION                                PART NUMBER   QUANTITY   QUANTITY  PER UNIT  PART NUMBER  PER UNIT
1      Navistar    AIR DEFL EXT KIT COMPLETE                  1257228R93
2      Navistar    AIR DEFL EXT KIT COMPLETE                  1258056R91
3      Navistar    BATTERY BOX COVER                          1516024C1
4      Navistar    A/D CAB SIDE LT W/TUNNEL COMP              1616854C1
5      Navistar    A/D CAB SIDE RT W/TUNNEL COMP              1616855C1
6      Navistar    9670 AIR DEFL BULK PACK COMP               1617278C1                                    1100047R1
7      Navistar    9670 AIR DEFL BULK PACK COMP               1617279C2                                    1100047R1
8      Navistar    9370 AIR DEFL BULK PACK COMP               1617280C1                                    1100047R1
9      Navistar    LT FENDER EXT EUR/AFR COMPLETE             1619600C3
10     Navistar    RT FENDER EXT EUR/AFR COMPLETE             1619601C3
11     Navistar    9370 AIR DEFLECTOR COMPLETE                1647462C1
12     Navistar    LT SPLASH PNL S-SERIES W/HOLES             1647986C2
13     Navistar    RT SPLASH PNL S-SERIES W/HOLES             1647990C2
14     Navistar    80 x 100 HOOD COMPLETE                     1648017C1                                    1100000R1
15     Navistar    AIR DEFLECTOR CENTER EXT COMP              1649744C1
16     Navistar    AIR DEFLECTOR LEFT EXT COMP                1651622C1
17     Navistar    AIR DEFLECTOR RIGHT EXT COMP               1651623C1
18     Navistar    MEDIUM AIR DEFLECTOR COMP                  1652440C92
19     Navistar    PANEL FILLER LEFT COMPLETE                 1652441C2
20     Navistar    PANEL FILLER RIGHT COMPLETE                1652442C2
21     Navistar    LT SIDE PANEL COMPLETE                     1652443C2
22     Navistar    RT SIDE PANEL COMPLETE                     1652444C2
23     Navistar    LT SIDE PANEL COMPLETE                     1652445C1
24     Navistar    RT SIDE PANEL COMPLETE                     1652446C1
25     Navistar    9670 SUNSHADE COMPLETE                     1652484C1
26     Navistar    9670 AIR DEFLECTOR COMPLETE                1653218C1
27     Navistar    9670 AIR DEFLECTOR COMPLETE                1655015C1
28     Navistar    8300 FRONT ENGINE COVER MOLD               1656783C4
29     Navistar    REAR ENGINE COVER MOLD                     1656787C2
30     Navistar    ENGINE COVER ASSEMBLY REAR                 1656788C92
31     Navistar    FRONT ENGINE COVER MOLD                    1656789C1
32     Navistar    ENGINE COVER ASSEMBLY FRONT                1656790C91
33     Navistar    REAR ENGINE COVER MOLD                     1656791C1
34     Navistar    ENGINE COVER ASSEMBLY REAR                 1656792C91
35     Navistar    46-4900 HOOD SKIN MOLDED                   1657741C1
36     Navistar    46-4900 Lt Fender Ext Complete             1657747C3
37     Navistar    46-4900 Rt Fender Ext Complete             1657748C3
38     Navistar    71-8100 LT FENDER EXT COMPLETE             1657761C4
39     Navistar    71-8100 RT FENDER EXT COMPLETE             1657762C4
40     Navistar    46-4900 LT SPLASH PANEL COMP               1657763C2
41     Navistar    46-4900 RT SPLASH PANEL MOLD               1657764C2
42     Navistar    71-8100 LT SPLASH PANEL MOLD               1657765C2
43     Navistar    71-8100 RT SPLASH PANEL MOLD               1657766C2
44     Navistar    AIR DEFL COVER PLATE COMPLETE              1658122C1
45     GW Fibergla 80 x 112 CENTER REAR REINF                 1658666C1
46     GW Fibergla 80 x 112 CTR. RR. ASS'Y FOR GW             1658666C91
47     GW Fibergla 80 x 112 LEFT REAR REINF                   1658667C2
48     GW Fibergla 80 x 112 RIGHT REAR REINF                  1658668C2
49     GW Fibergla 80 x 112 CENTER REINF                      1658671C2
50     Navistar    80 x 112 HOOD ASSEMBLY COMP                1658675C6
51     Navistar    80 x 90 HOOD COMPLETE                      1658745C1                                    1100003R1
52     Navistar    80 x 100 BTFLY HOOD COMPLETE               1659041C92                                   1100000R1
53     Navistar    90 x 90 HOOD COMPLETE                      1659885C1                                    1100003R1
54     Navistar    46-4900 HOOD COMPLETE                      1660021C1                                    1100064R1
55     Navistar    SCHOOL BUS ENGINE COVER COMP               1660049C2
56     Navistar    71-8100 HOOD COMPLETE                      1661723C1                                    1100058R1
57     Navistar    46-4900 F/Grille Hood Complete             1664204C2                                    1100064R1
58     Navistar    LOWER GRILLE PANEL COMPLETE                1664205C1
59     Navistar    46-4900 HATCH HOOD COMPLETE                1665119C1                                    1100064R1
60     Navistar    ENGINE COVER ASSEMBLY REAR                 1666026C91
61     Navistar    ENGINE COVER COMPLETE                      1666027C1
62     Navistar    9400 AIR DEFLECTOR COMPLETE                1666660C1
63     Navistar    9400 SUNSHADE COMPLETE                     1668583C3
64     Navistar    9700 LT FRONT CAB SKIRT COMP               1668823C2
65     Navistar    9700 RT FRONT CAB SKIRT COMP               1668825C2
66     Navistar    9700 LT SHORT CAB SKIRT COMP               1668827C3
67     Navistar    9700 RT SHORT CAB SKIRT COMP               1668829C3
68     Navistar    9700 LT LONG CAB SKIRT COMP                1668831C3

                                                                                                                 PACKAGING
                                                                                                    ----------------------------
                                                                                                    1996*                  1996*
                                                                                                    SALES                  SALES
LINE                                                                           1995*      1996*     PRICE                  PRICE
NO.    CUSTOMER    DESCRIPTION                                PART NUMBER   QUANTITY   QUANTITY  PER UNIT  PART NUMBER  PER UNIT
69     Navistar    9700 RT LONG CAB SKIRT COMP                1668833C3
70     Navistar    COVER BATTERY BOX (S.E.)                   1669645C2
71     Navistar    LT SPLASH PANEL COMPLETE                   1671720C2
72     Navistar    SERVICE GRILLE                             1677510C2
73     Navistar    71-8100 LOWER GRILLE SERVICE               1677511C1
74     Navistar    9370 RH SPLASH PANEL COMPLETE              1688857C1
75     Navistar    THOMAS BUS HOOD COMPLETE                   1688895C92
76     Navistar    UPPER GRILLE PANEL COMPLETE                1689922C1
77     Navistar    80 x 112 HOOD ASM COMP SERVICE             1696070C1                                    1100002R1
78     Navistar    80 x 112 BTFLY HD ASM SERVICE              1696073C91                                   1100002R1
79     Navistar    80 x 112 HOOD ASM COMP SERVICE             1696083C1                                    1100002R1
80     Navistar    80 x 112 OBF BIG HATCH SERVICE             1696085C91                                   1100002R1
81     Navistar    80 x 112 BTFLY HOOD ASSEMBLY               2002001C91                                   1100002R1
82     Navistar    80 x 112 OBF BIG HATCH COMP                2002001C93
83     Navistar    ENGINE COVER, FRONT                        2009847C1
84     Navistar    ENGINE COVER ASSEMBLY                      2009848C91
85     Navistar    COVER, ENGINE - REAR                       2009850C1
86     Navistar    ENGINE COVER ASSEMBLY REAR                 2009851C91
87     Navistar    8200 HOOD 4/RAD ASM COMPLETE               2010717C91
88     Navistar    8100 HOOD W/91L10 PACKAGE                  2012728C91
89     Navistar    WINDSHIELD COWL COMPLETE                   2015306C1
90     Navistar    4500 LH ROUTED FENDER EXT COMP             2015474C1
91     Navistar    4700 LPX LH FENDER ROUTED                  2015474C2
92     Navistar    4500 RH ROUTED FENDER EXT COMP             2015475C1
93     Navistar    4700 LPX RH FENDER ROUTED                  2015475C2
94     Navistar    4500 LH SPLASH PANEL COMP                  2015476C1
95     Navistar    4500 RH SPLASH PANEL COMP                  2015477C1
96     Navistar    8300 SA HOOD ASS'Y COMPLETE                2017424C91
97     Navistar    8200 YF 4/RAD HOOD W/ACC DOOR              2018532C91
98     Navistar    SE BATTERY BOX COVER                       2021637C1
99     Navistar    46-4900 HOOD ASSEMBLY COMP                 2023778C1
100    Navistar    46-4900 F/ GRILLE HOOD ASM COMP            2023784C1
101    Navistar    46-4900 HATCH HOOD ASM COMP                2023786C1
102    Navistar    SE MED DUTY A/D ASSEMBLY COMP              2024955C92                                   1100028R1
103    Navistar    SE LH FILLER PANEL COMPLETE                2024982C1
104    Navistar    SE RH FILLER PANEL COMPLETE                2024983C1
105    Navistar    80 x 112 CAB AIR HOOD ASM COMP             2025663C91
106    Navistar    9370 RT SPLASH PANEL COMPLETE              2025741C2
107    Navistar    FRONT ENGINE COVER ASSEMBLY                2026893C91
108    Navistar    ENGINE COVER ASSEMBLY FRONT                2026894C91
109    Navistar    ENGINE COVER ASSEMBLY REAR                 2026895C91
110    Navistar    ENGINE COVER ASSEMBLY LEVEL 3              2026896C91
111    Navistar    ENGINE  COVER ASSEMBLY LEVEL 1             2026897C1
112    Navistar    ENGINE COVER ASSEMBLY LEVEL 3              2026912C91
113    Navistar    ENGINE COVER ASSEMBLY LEVEL 3              2026913C91
114    Navistar    ENGINE COVER ASSEMBLY LEVEL 3              2026914C91
115    Navistar    ENGINE COVER ASSEMBLY LEVEL 3              2026915C91
116    Navistar    4500 HOOD ASSEMBLY W/LOGO COMP             2030592C91
117    Navistar    LH CAB SKIRT PANEL COMPLETE                2031142C1
118    Navistar    46-4900 HD W/SHUTTER TRIM COMP             2031849C1
119    Navistar    8100 HOOD ASSEMBLY COMPLETE                2033813C91
120    Navistar    8100 HOOD ASM W/CAB AIR COMP               2033814C91
121    Navistar    THOMAS BUS ASM W/O LATCH/LOGO              2034089C91
122    Navistar    LPX LH SPLASH PANEL                        2034763C1
123    Navistar    BATTERY BOX SERVICE COMPLETE               400614C2
124    Navistar    FAN SHROUD COMPLETE                        415824C1
125    Navistar    BATTERY BOX SERVICE MOLD                   415877C2
126    Navistar    BATTERY BOX SERVICE COMPLETE               424704C2
127    Navistar    4070 HEADLIGHT PNL RT COMPLETE             448689C1
128    Navistar    BATTERY BOX PAYSTAR COMPLETE               461568C3
129    GW Fibergla 80 x 112 REINF LT FT VERT ZBAR             483658C2
130    GW Fibergla 80 x 112 REINF RT FT VERT ZBAR             483659C1
131    Navistar    90x90 ENG COV CHEST BOT REAR               492612C2
132    Navistar    90x90 ENG COV CHEST COMP                   492621C2
133    Navistar    FENDER EXTENSION COMPLETE                  499488C2
134    Navistar    FENDER EXTENSION COMPLETE                  499489C2
135    Navistar    BATTERY BOX 9670 CAB OVER COMP             503225C1
136    Navistar    WINDSHIELD COWL COMPLETE                   556644C2
137    Navistar    9370 LT SPLASH PANEL COMPLETE              557488C2
138    Navistar    9370 LT SPLASH PANEL COMPLETE              557489C4
139    Navistar    9370 RT SPLASH PANEL COMPLETE              557490C2

                                                                                                                 PACKAGING
                                                                                                    ----------------------------
                                                                                                    1996*                  1996*
                                                                                                    SALES                  SALES
LINE                                                                           1995*      1996*     PRICE                  PRICE
NO.    CUSTOMER    DESCRIPTION                                PART NUMBER   QUANTITY   QUANTITY  PER UNIT  PART NUMBER  PER UNIT
140    Navistar    WINDOW TRIM RING BROWN COMP                557499C2
141    Navistar    WINDOW TRIM RING MOLD                      557499CA
142    Navistar    WINDOW TRIM RING BEIGE COMP                557500C2
143    Navistar    WINDOW TRIM RING BLUE COMP                 557501C2
144    Navistar    A PILLAR LEFT BROWN COMPLETE               557505C1
145    Navistar    A PILLAR RIGHT BROWN COMPLETE              557511C1
146    Navistar    A PILLAR RIGHT BEIGE COMPLETE              557512C1
147                92/9400 HOOD PRODUCT
148    Navistar    9200 HOOD ASS'Y COMPLETE                   3501142C91
149    Navistar    9200 SPLASH PANEL LEFT HAND                3502332C1
150    Navistar    9200 SPLASH PANEL RIGHT HAND               3502336C1
151    Navistar    9400 HOOD ASS'Y COMPLETE                   3501143C91
152    Navistar    92/9400 LH FENDER                          3502350C1
153    Navistar    92/9400 RH FENDER                          3502351C1
154    Navistar    9400 SPLASH PANEL LEFT HAND                3502324C1
155    Navistar    9400 SPLASH PANEL RIGHT HAND               3502328C1

156                HET FLAT FLOOR
157    Navistar    CONSOLE BOX ASSEMBLY                       2041836C91
158    Navistar    CONSOLE BOX ASSEMBLY                       2041838C91


* Confidential Treatment Has Been Granted

                          COLUMBUS PLASTICS OPERATION

                            CURRENT CONTRACT PRICES
                                                                      Schedule A

                         COLUMBUS PLASTICS OPERATION

                      CURRENT CONTRACT PRICES PACKAGING

                                                                                                                 PACKAGING
                                                                                                    ----------------------------
                                                                                                    1996*                  1996*
                                                                                                    SALES                  SALES
LINE                                                                           1995*      1996*     PRICE                  PRICE
NO.    CUSTOMER    DESCRIPTION                                PART NUMBER   QUANTITY   QUANTITY  PER UNIT  PART NUMBER  PER UNIT
159                ADDITIONAL ITEMS
160    Navistar    9800 RH Front Cab Skirt                    2032937C1
161    Navistar    9800 RH Short Skirt Assy                   3501623C91
162    Navistar    9800 RH Long Cab Skirt w/Access            3501624C81
163    Navistar    SE Air Deflector Kit                       2042399C91
164    Navistar    8200/2600 Hood Assy Cab Air                350607C91
165    Navistar    8200/2600 Hood Assy Cab                    350714C81
166    Navistar    9400 Splash Panel LH                       3502326C1
167    Navistar    9400 Splash Panel LH Assy                  3502327C1
168    Navistar    9400 Splash Panel RH                       3502330C1
169    Navistar    9400 Splash Panel RH Assy                  3502331C1
170    Navistar    9200 Splash Panel LH                       3502334C1
171    Navistar    9200 Splash Panel LH Assy                  3502335C1
172    Navistar    9200 Splash Panel RH                       3502338C1
173    Navistar    9200 Splash Panel RH Assy                  3502339C1
174    Navistar    46/4900 Headlight Can LH Service           1695909C1
175    Navistar    46/4900 Headlight Can RH Service           1695910C1
176    Navsitar    SE Air Deflector RH Assy                   2042388C1
177    Navistar    A Pillar LH                                557508C1
178    Navistar    A Pillar RH                                557514C1
179    Navistar    8300 Service Crate                         1100907R91
180    Navistar    Sunshade Pack                              1100081R1
181    Navistar    92/9400 Hood Crate Assembly

Line number 94 is deleted and replaced with following:
94     Navistar    4500 LH Splash Panel Comp                  2015476C1

*Confidential Treatment Has Been Granted